RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE DIVIDEND OPPORTUNITY FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2006

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a fund.

 ELECTION OF BOARD MEMBERS

                                            AFFIRMATIVE                WITHHOLD

    Kathleen Blatz                         838,849,099.67           24,803,823.57
    Arne H. Carlson                        837,634,746.55           26,018,176.69
    Patricia M. Flynn                      839,871,020.48           23,781,902.76
    Anne P. Jones                          837,219,437.49           26,433,485.75
    Jeffrey Laikind                        838,141,691.08           25,511,232.16
    Stephen R. Lewis, Jr.                  838,860,023.99           24,792,899.25
    Catherine James Paglia                 838,999,273.40           24,653,649.84
    Vikki L. Pryor                         839,200,931.07           24,451,992.17
    Alan K. Simpson                        836,002,031.60           27,650,891.64
    Alison Taunton-Rigby                   839,475,942.20           24,176,981.04
    William F. Truscott                    838,912,375.27           24,740,547.97

AMEND THE ARTICLES OF INCORPORATION TO PERMIT THE BOARD TO ESTABLISH THE
MINIMUM ACCOUNT VALUE AND TO CHANGE THE NAME OF THE CORPORATION

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
           820,173,885.28      25,671,192.42      17,775,985.99        31,859.55

APPROVE AN INVESTMENT MANAGEMENT SERVICES AGREEMENT WITH RIVERSOURCE INVESTMENTS, LLC

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
           826,129,995.42      19,806,323.02      17,684,745.25        31,859.55

APPROVE CHANGES IN FUNDAMENTAL INVESTMENT POLICIES

DIVERSIFICATION

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
           824,669,007.00      21,576,896.09      17,375,160.60        31,859.55

TEN PERCENT LIMITATION IN SINGLE ISSUER

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
           822,886,634.72      23,165,023.60      17,569,405.37        31,859.55

LENDING

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
           820,278,479.41      25,413,307.49      17,929,276.79        31,859.55

BORROWING

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
           821,098,583.43      26,271,127.51      16,251,352.75        31,859.55

RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE REAL ESTATE FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2006

(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a fund.

ELECTION OF BOARD MEMBERS

                                            AFFIRMATIVE                WITHHOLD

    Kathleen Blatz                         117,256,985.88            2,383,320.33
    Arne H. Carlson                        116,847,727.37            2,792,578.84
    Patricia M. Flynn                      117,123,924.79            2,516,381.42
    Anne P. Jones                          117,036,012.39            2,604,293.82
    Jeffrey Laikind                        117,016,847.56            2,623,458.65
    Stephen R. Lewis, Jr.                  117,246,067.39            2,394,238.82
    Catherine James Paglia                 117,136,808.37            2,503,497.84
    Vikki L. Pryor                         117,078,282.85            2,562,023.36
    Alan K. Simpson                        116,581,877.51            3,058,428.70
    Alison Taunton-Rigby                   117,265,581.67            2,374,724.54
    William F. Truscott                    117,241,875.79            2,398,430.42

AMEND THE ARTICLES OF INCORPORATION TO PERMIT THE BOARD TO ESTABLISH THE
MINIMUM ACCOUNT VALUE AND TO CHANGE THE NAME OF THE CORPORATION

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
           115,543,650.51      2,026,234.35       2,070,421.35           0.00

APPROVE AN INVESTMENT MANAGEMENT SERVICES AGREEMENT WITH RIVERSOURCE INVESTMENTS, LLC

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
           115,927,558.09      1,623,843.55       2,088,904.57           0.00

APPROVE CHANGES IN FUNDAMENTAL INVESTMENT POLICIES

LENDING

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
           115,488,915.10      1,959,359.71       2,192,031.40           0.00

BORROWING

             AFFIRMATIVE          AGAINST            ABSTAIN       BROKER NON-VOTES
           115,429,698.43      1,854,982.39       2,355,625.39           0.00